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                                              Filed Pursuant to Rule 424(b)(4)
                                                    Registration No. 333-76144


                             PROSPECTUS SUPPLEMENT
                                       to
           Prospectus dated February 19, 2002 and supplemented by the
         Prospectus Supplements, dated March 13, 2002, April 22, 2002,
                April 25, 2002, April 30, 2002 and May 13, 2002.
                                       of
                                  FINDWHAT.COM


        Michael Faith ("Mr. Faith") sold the following number of shares of our common stock on the following dates at the per share prices set forth below:

             . 37,000 shares at $6.02024 per share on April 26, 2002; and . 7,700 shares at $5.52207 per share on May 16, 2002.

     This sale was effected by Charles Schwab & Co., Inc., as agent, at a total commission charge of $2,239.93. Immediately following this sale, Mr. Faith beneficially owned 10,500 shares of our common stock.

        On May 16, 2002, the closing price per share of our common stock on the Nasdaq SmallCap Market was $5.45.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SHARES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

            The date of this Prospectus Supplement is May 17, 2002.